UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

MedClean Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

57 S Commerce Way, Suite 310
Bethlehem, PA 18017

(Address of principal executive offices, including zip code)

1-888-777-4077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the Executive Chairman

Effective February 25, 2013, Mr. David Laky resigned from his position as Executive Chairman of MedClean Technologies, Inc. (the “Company”). Mr. Laky will continue to the serve the Company in his capacity as a director. Mr. Lakys’ resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer and Chairman of the Board

Effective February 25, 2013, Mr. John Accardi was appointed as Chief Executive Officer and President of the Company by unanimous vote at a special meeting of the Board of Directors of the Company (the “Board”). Mr. Accardi has served as the Company’s Senior Vice President of Business Development since the year 2000. Mr. Accardi will no longer serve as the Company in his capacity as Senior Vice President of Business Development but will move forward with the Company in his newly appointed roles as Chief Executive Officer and President.

Effective February 25, 2013, Mr. Jay Bendis was appointed as Chairman of the Board of the Directors of the Company (the “Board”) by unanimous vote at a special meeting of the Board. Mr. Bendis had previously served as the Company’s Chairman of the Board from April 1, 2011 to September 20, 2012, at which time he temporarily resigned until such time as the Company found a new Chief Executive Officer.

John Accardi, age 51, Chief Executive Officer and President

Mr. Accardi, age 51, combines over 15 years of experience in sales/marketing business development and senior management following 10 years in various other roles.   Previously, Mr. Accardi had been involved in numerous other companies within the Hi-Technology space, holding positions including Senior Vice President of Channel Sales, Senior Vice President of Worldwide Sales and Regional General Manager/Vice President.   From 2008 through January, 2013, Mr. Accardi has served as the Company’s Senior Vice President of Business Development From 2000 to 2008, Mr. Accardi was Regional Manager for Oracle/Siebel Systems, Inc., a company involving CRM Enterprise Software. From July, 1997 to July, 2000, Mr. Accardi was Senior Vice President of World Wide Sales and Support of Rasterex Software, Inc., a Raster CAD Technology Company that focused on Enhanced AutoCad Applications. From August 1994 to July 1997, Mr. Accardi served as Vice President/General Manager of International Channels and Southern Region for Computron Software.

Mr. Accardi has an undergraduate degree from Champlain College and Fairleigh Dickinson University.

Family Relationships

Mr. Accardi does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Letter of Resignation from David Laky, dated February 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCLEAN TECHNOLOGIES, INC.

Date: February 26, 2013	By:	/s/ John Accardi
	Name:	John Accardi
	Title:	Chief Executive Officer